Exhibit 99.1

News Release

Victory Capital Reports June 2026 Total Client Assets

Schedules Second-Quarter Financial Results Conference Call for August 6

San Antonio, Texas, June 13, 2026 ― Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or the “Company”) today reported Total Assets Under Management (AUM) of $342.4 billion, Other Assets of $3.6 billion, and Total Client Assets of $346.1 billion, as of June 30, 2026.

For the month of June, Average Total AUM was $340.1 billion, average Other Assets was $3.6 billion, and average Total Client Assets was $343.7 billion.

For the second quarter, the Company reported long-term AUM net inflows of $4.2 billion.

Victory Capital Holdings, Inc.
Total Client Assets (unaudited; in millions) [1]

	As of:
By Asset Class	June 30, 2026	May 31, 2026
Solutions	$105,641	$104,540
Fixed Income	83,412	81,206
U.S. Mid Cap Equity	31,285	30,882
U.S. Small Cap Equity	11,331	11,126
U.S. Large Cap Equity	66,390	67,484
Global / Non-U.S. Equity	37,441	36,753
Alternative Investments	3,365	3,216
Total Long-Term Assets	$338,864	$335,207
Money Market / Short Term Assets	3,585	3,643
Total Assets Under Management[2]	$342,450	$338,850

By Vehicle
Mutual Funds[3]	$180,696	$180,831
Separate Accounts and Other Pooled Vehicles[4]	142,583	139,486
ETFs[5]	19,171	18,533
Total Assets Under Management	$342,450	$338,850

Other Assets[6]
Institutional	$3,611	$3,597
Total Other Assets	$3,611	$3,597

Total Client Assets
Total Assets Under Management	$342,450	$338,850
Total Other Assets	3,611	3,597
Total Client Assets	$346,061	$342,447

By Region
U.S.	$283,490	$280,644
Non-U.S.	62,571	61,803
Total Client Assets	$346,061	$342,447

Second-Quarter Conference Call and Webcast Details

Victory Capital will report second-quarter 2026 financial results after the market closes on Wednesday, August 5, 2026. The Company will host a conference call the following morning, Thursday, August 6, at 8:00 a.m. ET to discuss the results. Victory Capital’s earnings release and supplemental materials will be available on the investor relations section of the Company’s website at https://ir.vcm.com before the conference call begins.

To participate in the conference call, please call 1-833-461-5787 (domestic) or 1-585-542-9983 (international), shortly before 8:00 a.m. ET and reference the Meeting ID 504 021 405. A live, listen-only webcast will also be available via the investor relations section of the Company’s website at https://ir.vcm.com. For anyone who is unable to join the live event, an archive of the webcast will be available for replay, at the same location, shortly after the call concludes.

1Due to rounding, numbers presented in these tables may not add up precisely to the totals provided.

2Total AUM includes both discretionary assets under management and non-discretionary assets under advisement and excludes Other Assets.

3Includes institutional and retail share classes, money market and VIP funds.

4Includes wrap program accounts, CITs, UMAs, UCITS, private funds, and non-U.S. domiciled pooled vehicles.

5Represents only ETF assets held by third parties and excludes ETF assets held by other Victory Capital products.

6Includes low-fee (2 to 4 bps) institutional assets. These assets are included as part of Victory’s Regulatory Assets Under Management reported in Form ADV Part 1.

About Victory Capital

Victory Capital (NASDAQ: VCTR) is a diversified global asset management firm with $346.1 billion in total client assets, as of June 30, 2026. We serve institutional, intermediary, and individual clients through our Investment Franchises and Solutions Platform, which manage specialized investment strategies across traditional and alternative asset classes. Our differentiated approach combines the power of investment autonomy with the support of a robust, fully integrated operational and distribution platform. Clients have access to focused, top-tier investment talent equipped with comprehensive resources designed to deliver competitive long-term performance.

Victory Capital is headquartered in San Antonio, Texas. To learn more, visit www.vcm.com or follow us on Facebook, Twitter (X), and LinkedIn.

Contacts

Investors:

Carly Thomas

Director, Investor Relations and Responsible Business

210-694-9658

cthomas@vcm.com

Media:
Jessica Davila Burgess

Director of Global Communications

210-694-9693

Jessica_davila@vcm.com